EXHIBIT 3.1
Delaware
                __________________     PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CAPELLA HEALTHCARE, INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A. D. 2005, AT 6:47 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

3956565 8100	AUTHENTICATION: 3818710

050308716	Date: 04-18-05

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 06:47 pm 04/15/2005
SRV 050308716 — 3956565 FILE
CERTIFICATE OF INCORPORATION
OF
CAPELLA HEALTHCARE, INC.
ARTICLE ONE
          The name of the corporation is Capella Healthcare, Inc.
ARTICLE TWO
     The address of the corporation’s registered office in the State of Delaware is 9 East Loockerman Street, Suite #1B, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.
ARTICLE THREE
     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
     The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.0l per share.
ARTICLE FIVE
     The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Barbara A. Beach	200 East Randolph Drive
Suite 5700
Chicago, Illinois 60601
ARTICLE SIX
     The corporation is to have perpetual existence.

ARTICLE SEVEN
     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.
ARTICLE EIGHT
     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.
ARTICLE NINE
     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
ARTICLE TEN
     To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TEN shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.
ARTICLE ELEVEN
     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE TWELVE
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 15th day of April, 2005.

/s/ Barbara A. Beach
Barbara A. Beach, Sole Incorporator